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                                                           EXHIBIT 3.2

                                RESTATED BYLAWS

                                       OF

                        DAILEY PETROLEUM SERVICES CORP.
                            (a Delaware Corporation)

                             ADOPTED JUNE 27, 1996


                                    OFFICES

         1. The Corporation shall at all times maintain a registered office in the State of Delaware.

         2. The Corporation may also have offices at such other places within or outside of the State of Delaware as the Board of Directors shall from time to time appoint or the business of the Corporation require.


                                 CAPITAL STOCK

         3. The Board of Directors may authorize the issuance of the capital stock of the Corporation at such times, for such consideration, and on such terms and conditions as the Board may deem advisable, subject to any restrictions and provisions of law, the Certificate of Incorporation, as amended and restated from time to time (the "Certificate of Incorporation"), of the Corporation or any other provisions of these Bylaws.

         4. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The certificates shall otherwise be in such form as may be determined by the Board of Directors, shall be issued in numerical order, shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

         5. The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender, in the case of certificated shares, of
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the certificates therefor properly endorsed for transfer, or otherwise properly assigned, and upon the presentation of such evidences of ownership of the shares and validity of the assignment as the Corporation may require.

         6. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Delaware.

         7. The Board of Directors may appoint one or more transfer agents and registrars, and may require certificates for shares to bear the signature of such transfer agent(s) and registrar(s).

         8. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of a new certificate or uncertificated shares any or all of the following: (a) additional evidence of the loss, destruction or mutilation claimed; (b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; and (d) the order or approval of a court.


                   STOCKHOLDERS AND MEETINGS OF STOCKHOLDERS

         9. All meetings of stockholders shall be held at such place within or outside of the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of meeting.

         10. The Annual Meeting of Stockholders of the Corporation shall be held on such date and at such time as is fixed by the Board of Directors and stated in the notice of meeting. Directors shall be elected in accordance with the provisions of the Certificate of Incorporation of the Corporation and these Bylaws and such other business shall be transacted as may properly come before the meeting.

         11. The Annual Meeting of Stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.





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         12.     At an Annual Meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder of the Corporation. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 60 days later than the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders or the date on which it is first disclosed to the public. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such proposal, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, if the stockholder's ownership of shares of the Corporation, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business that was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

         13. A special meeting of stockholders may only be called by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by two-thirds of the directors then in office. The notice of every special meeting of stockholders shall state the purpose for which it is called. At any special meeting of stockholders, only such business shall be conducted as shall be provided for in the resolution or resolutions calling the special meeting or, where no such resolution or resolutions have been adopted, only such business shall be conducted as shall be provided in the notice to stockholders of the special meeting. Any special meeting of stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and from place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

         14. Written notice of each meeting of stockholders shall be mailed to each stockholder of record at his last address as it appears on the books of the Corporation at least ten days prior to the date of the meeting.





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         15.     The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any reclassification or change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for any payment of dividends, or the date for allotment of rights, or the date when any reclassification or change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such reclassification, change, conversion or exchange of capital stock, and in such cases only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to participate in the effect of any such transaction, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. This Bylaw shall in no way affect the rights of a stockholder and his transferee or transferor as between themselves.

         16. The holders of a majority of the outstanding shares of stock of the Corporation having voting power with respect to a subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of stockholders for the transaction of business with respect to such subject matter; provided, however, that if the subject matter is one as to which a higher vote is required (as contemplated by Section 17 hereof), then the holders of that number of shares equal to at least that higher number of outstanding shares of stock of the Corporation having voting power with respect to such subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of stockholders solely for the transaction of business with respect to such subject matter. In the absence of a quorum with respect to a particular subject matter, the presiding officer of the meeting shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present with respect to that subject matter. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

         17. When a quorum is present or represented at any meeting of stockholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders in all matters, unless the matter is one upon which, by express provision of the corporation laws of the State of Delaware, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of that matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.





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         18.     Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder (which for purposes of this paragraph may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instruments acceptable to the Judge of Election), bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

         19. Unless otherwise provided by the Certificate of Incorporation or by the corporation laws of the State of Delaware, each stockholder of the Corporation shall, at every meeting of stockholders, be entitled to one vote in person or by proxy for each share of capital stock of the Corporation registered in his name.

         20. Any other corporation owning voting shares in this Corporation may vote the same by its President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such stockholder corporation. A partnership holding shares of this Corporation may vote such shares by any general partner or by proxy appointed by any general partner.

         21. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares
standing in the name of a receiver may be voted by such receiver.   A
stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

         22. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer of the meeting, who shall be the Chairman of the Board or the Chief Executive Officer, or in the absence of both of them such other officer of the Corporation as designated by the Board. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one stockholder and to declare any business not properly brought before the meeting to be out of order.

         23. The Board shall appoint one or more Judges of Election to serve at every meeting of the stockholders.





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                      DIRECTORS AND MEETINGS OF DIRECTORS

         24. The business of the Corporation shall be managed by a Board of Directors (herein the "Board of Directors" or the "Board") who shall exercise all the powers of the Corporation not reserved to or conferred on the stockholders by statute, the Certificate of Incorporation or the Bylaws of the Corporation.

         25. Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be as fixed from time to time by resolution of the Board adopted by the affirmative vote of at least two-thirds of the directors then in office, provided the number shall be not less than the minimum or more than the maximum number permitted by the Certificate of Incorporation, provided further that if no such minimum or maximum number is stated in the Certificate of Incorporation the number shall not be less than three nor more than 12. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The term of office of each director shall expire at the third Annual Meeting after election of the class to which he belongs. The initial classification of directors shall be made by resolution of the Board adopted by the affirmative vote of at least two-thirds of the directors then in office. During the intervals between Annual Meetings of Stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly-created directorships resulting from an increase in the number of directors, shall be filled by a two-thirds vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurs. Each director chosen to fill a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen.

         26. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 90 days prior to the anniversary date of the date of the immediately preceding annual meeting of stockholders. Notwithstanding the foregoing if an existing director is not standing for reelection to a directorship that is the subject of an election at such meeting, then a stockholder may make a nomination with respect to such directorship at anytime not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders. Each notice of a nomination from a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to





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be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         27. Any director may be removed from office as a director at any time, but only for cause (as set forth in the Certificate of Incorporation), by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors at a meeting of the stockholders called for that purpose.

         28. Regular meetings of the Board of Directors shall be held at such times and at such place or places as the directors shall, from time to time, determine at a prior meeting. Special meetings of the Board may be called by the Chairman of the Board or President of the Corporation and shall be called by either of said officers upon the written request of any two directors. Special meetings shall be held at the office of the Corporation or at such place as is stated in the notice of the meeting. No notice shall be required for regular meetings of the Board. Notices of special meetings shall be given by mail at least five days before the meeting or by telephone, telecopy or telegram at least 24 hours before the meeting. Notices may be waived. Notices need not include any statement of the purpose of the meeting.

         29. When all of the directors shall be present at any meeting, however called or notified, they may act upon any business that might lawfully be transacted at regular meetings of the Board, or at special meetings duly called, and action taken at such meetings shall be as valid and binding as if legally called and notified. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment to the full extent and with the same effect as authorized and permitted by Delaware law.

         30. One-third of the total number of the members of the Board of Directors (but in no event less than three directors) shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum present shall be the acts of the Board; provided, however, that the directors may act in such other manner, with or without a meeting, as may be permitted by the laws of the State of Delaware and provided further, that if all of the directors shall consent in writing to any action taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board.





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         31.     The Corporation shall not engage in any transaction or series of related transactions within a single fiscal year involving an aggregate amount of $10,000 or more in which any of the following persons had or will have a direct or indirect interest: (a) any holder of 20% or more of any class of the Corporation's capital stock, (b) any director of the Corporation, (c) any "affiliate" or "associate" (as such terms are defined in the Rules and Regulations promulgated under the Securities Act of 1933, as amended) of any person described by clause (a) or clause (b), or (d) any relative, by blood or marriage, within the third degree of consanguinity of any person described by clause (a) or clause (b), unless such transaction (i) is approved by the affirmative vote of a majority of the directors not having any personal direct or indirect interest in the transaction and (ii) is proposed to a committee of the Board of Directors consisting of all directors who are not employees of the Corporation and (A) such committee unanimously approves, either at a meeting or by written consent, the proposed transaction by the affirmative vote of the members of such committee or (B) such committee fails to consider and vote upon such proposal within ten business days of the time it is approved in accordance with clause (i) of this paragraph.

         32. Directors shall receive such compensation and reimbursement for expenses for attendance at meetings of the Board or of committees thereof and such other compensation as shall be fixed by a majority of the entire Board.


                            COMMITTEES OF DIRECTORS

         33. The Board of Directors shall establish an Audit Committee and a Compensation Committee, and may establish an Executive Committee, a Nominating Committee and such other committees as may be established by resolution of a majority of the whole Board. Each of such committees shall consist of one or more members of the Board. Members of committees of the Board of Directors shall be elected annually by vote of a majority of the Board. The Chief Executive Officer shall be an ex-officio nonvoting member of each committee (except the Audit and Compensation Committees) of which he is not elected as an official voting member. With respect to any committee (including the Audit and Compensation Committees) of which the Chief Executive Officer is not an official voting member, the Chief Executive Officer shall be given notice of all committee meetings at the same time notice is given to committee members, and the Chief Executive Officer shall be afforded the opportunity to speak at the committee meeting. Presence of a majority of the committee members (not counting any ex-officio nonvoting members) shall constitute a quorum. Committees may act by majority vote of the voting members present at a meeting. Each of such committees shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in these Bylaws or by resolution of the Board of Directors. Each of such committees may authorize the seal of the Corporation to be affixed to any document or instrument. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of committees may be called by any member of a committee by written, telegraphic or telephonic notice to all members of the committee and the Chief Executive Officer and shall be held at such time and place as shall be stated in the notice of meeting. Any member of a committee may participate in any meeting by means of conference telephone or similar communications equipment.





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In the absence or disqualification of a member of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum may, if deemed advisable, unanimously appoint another member of the Board to act at the meeting in the place of the disqualified or absent member. Each committee may fix such other rules and procedures governing conduct of meetings as it shall deem appropriate.

         34. The Executive Committee of the Board of Directors, if one is established, shall consist of not less than three directors. The Executive Committee shall have and exercise the authority of the Board of Directors between meetings of the Board, subject to such limitations and restrictions required by Delaware law or as the Board may impose in a resolution duly adopted by the Board.

         35. The Audit Committee shall consist of not less than two members of the Board of Directors. The Audit Committee shall be responsible for recommending to the entire Board engagement and discharge of independent auditors of the financial statements of the Corporation, shall review the professional service provided by independent auditors, shall review the independence of independent auditors, shall review with the auditors the plan and results of the auditing engagement, shall consider the range of audit and non-audit fees, shall review the adequacy of the Corporation's system of internal accounting controls, shall review the results of procedures for internal auditing and shall consult with the internal auditor of the Corporation with respect to all aspects of the Corporation's internal auditing program. In addition, the Audit Committee shall direct and supervise special investigations as deemed necessary by the Audit Committee.

         36. The Compensation Committee shall consist of not less than two members of the Board of Directors, none of whom shall be employees of the Corporation. The Compensation Committee shall recommend to the Board the compensation to be paid to officers and key employees of the Corporation and the compensation of members of the Board of Directors. Except as otherwise provided in any specific plan adopted by the Board, the Compensation Committee shall be responsible for administration of executive incentive compensation plans, stock option plans and other forms of direct or indirect compensation of officers and key employees, and each member of the Compensation Committee shall have the power and authority to execute and bind the Company to such documents, agreements and instruments related to such plans and compensation as are approved by the Compensation Committee. In the alternative, the Compensation Committee may authorize any officer of the Company to execute such documents, agreements and instruments on behalf of the Company. In addition, the Compensation Committee shall review levels of pension benefits and insurance programs for officers and key employees.

         37. The Nominating Committee, if one is established, shall recommend to the Board nominees for election as directors. The Nominating Committee shall consider performance of incumbent directors and shall recommend to the Board whether an incumbent director whose term expires shall be nominated for reelection.

         38. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a consent in





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writing, setting forth the action so taken, is signed by all of the members of such committee.


                                    OFFICERS

         39. The Board of Directors shall elect a President and a Secretary, and may elect a Chairman of the Board, a Treasurer, one or more vice presidents, including one or more Senior Vice Presidents and an Executive Vice President and Chief Financial Officer, a General Counsel, a Controller, one or more assistant secretaries and assistant treasurers, and such other officers as the Board of Directors shall deem appropriate. The Chairman of the Board shall be a director of the Corporation. Other officers need not be directors. One individual may be elected to and hold multiple offices.

         40. Officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer, agent or employee may be removed at any time, with or without cause, by the Board but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Vacancy occurring in any office or position at any time may be filled by the Board. All officers, agents and employees of the Corporation shall respectively have such authority and perform such duties in the conduct and management of the Corporation as may be delegated by the Board of Directors or by these Bylaws.

         41. Officers shall receive such compensation as may from time to time be determined by the Board of Directors. Agents and employees shall receive such compensation as may from time to time be determined by the Chief Executive Officer.

         42. The Chairman of the Board, if one is elected, may preside, or may direct that the President so preside, at all meetings of the stockholders and at all meetings of the directors. In the absence of the Chairman of the Board, or if no Chairman of the Board is elected, the President shall so preside.

         43. Unless the Board of Directors shall have elected a Chairman of the Board of Directors and designated such person the Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation, supervising and directing the operations of the business of the Corporation in accordance with the policies determined by the Board of Directors. If the Board of Directors shall have elected a person as Chairman of the Board and designated such person as a Chief Executive Officer of the Corporation, the President shall be the Chief Operating Officer of the Corporation and shall be responsible for the general supervision and control of the business and the affairs of the Corporation subject to the directions of the Chairman of the Board and the Board of Directors. If the Board of Directors shall have elected a person Chairman of the Board and shall designate such person the Chief Executive Officer of the Corporation, the President, in the absence or incapacity of such Chairman of the Board, shall perform the duties of that office.

         44. A Vice President, if one is elected, in the absence or incapacity of the President, shall perform the duties of the President. If there are multiple Vice Presidents, the Board of Directors shall designate the Vice President who is to perform





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
the duties of the President in the event of his absence or incapacity. Each Vice President shall have such other duties and authority as shall be assigned by the Chief Executive Officer or may be delegated by the Board of Directors. The Executive Vice President and Chief Financial Officer, if one is elected, shall be responsible for and direct, either directly or indirectly through any Treasurer, Controller or Director of Data Processing of the Corporation, all treasury, accounting, cost and budgeting, and data collection functions. He will report directly to the President with a report and policy relationship to the Chairman of the Board and the Board of Directors.

         45. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and shall record all votes and minutes from all proceedings in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary; provided, however, that the affixing of the seal of the Corporation to any document or instrument specifically shall not be required in order for such document or instrument to be binding on or the official act of the Corporation, and the signature of any authorized officer, without the seal of the Corporation, shall be sufficient for such purposes. The Secretary shall perform such other duties and have such other authorities as are delegated to him by the Board of Directors.

         46. The Treasurer, if one is elected, shall be responsible for the care and custody of all funds and other financial assets, taxes, corporate debt, order entry and sales invoicing including credit memos, credit and collection of accounts receivable, cash receipts, and the banking and insurance functions of the Corporation. He shall report directly to and perform such other duties as shall be assigned by the Executive Vice President and Chief Financial Officer, if one is elected, or otherwise the President.

         47. The Controller, if one is elected, shall be responsible for the installation and supervision of all general accounting records of the Corporation, preparation of financial statements and the annual and operating budgets and profit plans, continuous audit of accounts and records of the Corporation, preparation and interpretation of statistical records and reports, taking and costing of all physical inventories and administering the inventory levels, supervision of accounts payable and cash disbursements function and hourly and salary payrolls. He shall report directly to and perform such other functions as shall be assigned him by the Executive Vice President and Chief Financial Officer, if one is elected, or otherwise the President.

         48. The Board of Directors of the Corporation may require any officer, agent or employee to give bond for the faithful discharge of his duty and for the protection of the Corporation, in such sum and with such surety as the Board deems advisable.


                     BANKING, CHECKS AND OTHER INSTRUMENTS

         49. The Board of Directors shall by resolution designate the bank or banks in which the funds of the Corporation shall be deposited, and such funds shall be deposited in the name of the Corporation and shall be subject to checks drawn as authorized by resolution of the Board of Directors.





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
         50. The Board of Directors may in any instance designate the officers and agents who shall have authority to execute any contract, conveyance, or other instrument on behalf of the Corporation; or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officer or agents, the Chairman of the Board, if designated as the Chief Executive Officer of the Corporation, President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may execute the same in the name and on behalf of the Corporation and may affix the corporate seal thereto; provided, however, that the affixing of the seal of the Corporation to any document or instrument specifically shall not be required in order for such document or instrument to be binding on or the official act of the Corporation, and the signature of any authorized officer, without the seal of the Corporation, shall be sufficient for such purposes.


                                  FISCAL YEAR

         51. The fiscal year of the Corporation shall begin on the first day of May and end on the thirtieth day of April.


                               BOOKS AND RECORDS

         52. The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation's business and affairs and such stock ledgers and lists of stockholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Delaware or other states or jurisdictions empowered to impose such requirements.


                                INDEMNIFICATION

         53. Each director or officer of the Corporation or a subsidiary of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "GCLD"), (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors





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
and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCLD requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the applicable provisions of the GCLD. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation or a subsidiary of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         54. The indemnification and advancement of expenses provided in paragraph 52 of these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in his or her official capacity and as to action in another capacity.


                                   AMENDMENTS

         55. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular meeting of the stockholders or Board of Directors; or at any special meeting of the stockholders or Board of Directors; provided that notice of such proposed making, alteration or repeal be included in the notice of such special meeting. The Board of Directors may take such action by the vote of two-thirds of those Directors present and voting at a meeting where a quorum is present. Subject to applicable provisions of the Certificate of Incorporation, the stockholders may make new Bylaws, or adopt, alter, amend, or repeal Bylaws adopted by either the stockholders or the Board of Directors by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.





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